UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☑
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under § 240.14a-12

WASTE CONNECTIONS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
WASTE CONNECTIONS, INC.

To our shareholders,

You are receiving this notification as Waste Connections, Inc. (the “Company”) has decided to use the notice and access model for delivery of meeting materials to its shareholders. Under notice and access, shareholders still receive a voting instruction form enabling them to vote at the Company’s meeting. However, instead of a paper copy of the Management Information Circular and Proxy Statement (the “Proxy Statement”), the Annual Report and the Annual Report on Form 10-K, shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders.

MEETING DATE AND LOCATION:

WHEN:	Tuesday, May 23, 2017	WHERE:	Waste Connections, Inc.
	10:00 a.m. (Central Time)		3 Waterway Square Place, Suite 110
The Woodlands, Texas 77380 U.S.A.

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

	Item of Business	Highlights	Board Vote Recommendation
1	Election of Directors of Waste Connections, Inc.	Election of the directors of the Company, to hold office until the 2018 Annual Meeting of Shareholders of the Company or until their respective successors are duly elected or appointed. Additional information about the directors may be found in the “Election of Directors” section of our Proxy Statement.	FOR EACH DIRECTOR NOMINEE
2	Appointment of Independent Registered Public Accounting Firm	Appointment of Grant Thornton LLP as our independent registered public accounting firm until the close of the 2018 Annual Meeting of Shareholders of the Company and authorization of our Board of Directors to fix the remuneration of the independent registered public accounting firm. Additional information may be found in the “Appointment of Independent Registered Public Accounting Firm and Authorization of the Board of Directors to Fix the Remuneration of the Independent Registered Public Accounting Firm” section of our Proxy Statement.	FOR
3	Vote on Share Split Resolution	Approval of a special resolution authorizing an amendment to the Company’s articles of amalgamation pursuant to Section 168(1)(h) of the Business Corporations Act (Ontario) to change the number of Common Shares, whether issued or unissued, on a three-for-two basis, such that, when and if such amendment is given effect, every two Common Shares will become three Common Shares. Additional information may be found in the “Vote on Share Split Resolution” section of our Proxy Statement.	FOR
4	Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Proxy Statement (“say on pay”). Additional information may be found in the “Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)” section of our Proxy Statement.	FOR
5	Advisory Vote on Frequency of “Say on Pay” Vote (“Say When on Pay”)	Approval, on a non-binding, advisory basis, of holding future say on pay votes every year, every two years, or every three years. Additional information may be found in the “Advisory Vote on Frequency of “Say on Pay” Vote (“Say When on Pay”)” section of our Proxy Statement.	Every Year
6	Other business	Shareholders may be asked to consider other business that may properly come before the Meeting or any adjournment or postponement thereof. Management is not aware of any other items of business at this time.	N/A

SHAREHOLDERS ARE REMINDED TO VIEW OUR MEETING MATERIALS PRIOR TO VOTING.

WEBSITES WHERE MEETING MATERIALS ARE POSTED

Meeting materials can be viewed online at www.sedar.com and www.sec.gov, in addition to our website:

2017 Management Information Circular and Proxy Statement: http://wasteconnections.investorroom.com/proxy-information

2016 Annual Report: http://wasteconnections.investorroom.com/proxy-information

Annual Report on Form 10-K for Fiscal Year Ended December 31, 2016 (including financial statements and management’s discussion and analysis): http://wasteconnections.investorroom.com/proxy-information

All shareholders who have requested to receive our annual report will receive a paper copy of our annual report.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

You may request that paper copies of the meeting materials be sent to you by mail at no cost. Requests may be made up to one year from the date that our Management Information Circular and Proxy Statement was filed on SEDAR, online at www.proxyvote.com or by telephone at 1-877-907-7643 and entering the 16-digit control number located on the voting instruction form or notification letter and following the instructions provided. Requests should be received at least five business days in advance of the date and time set out in your voting instruction form as a voting deadline if you would like to receive the meeting materials in advance of the proxy voting deadline and the meeting date.

VOTING

You should return your voting instruction form using one of the following methods at least one business day in advance of the proxy deadline noted on your voting instruction form:

Canadian Investors:

INTERNET:	www.proxyvote.com
TELEPHONE:	1-800-474-7493 (ENGLISH) OR 1-800-474-7501 (FRENCH)
FACSIMILE:	905-507-7793
MAIL:	DATA PROCESSING CENTRE
PO BOX 2800 STN LCD MALTON
MISSISSAUGA ON L5T 2T7

US Investors:

INTERNET:	www.proxyvote.com
TELEPHONE:	1-800-454-8683
MAIL:	PROXY SERVICES
PO BOX 9104
FARMINGDALE NY 11735-9533

Shareholders with questions about notice and access can call toll-free at 1-855-887-2244.